Exhibit 10.7

GENERAL RELEASE

Mark Voll (“you”) and InvenSense, Inc. (the “Company”) (collectively, “the parties”) have agreed to enter into this General Release (“Agreement”) on the following terms:

You acknowledge that your employment with the Company terminated effective January 18, 2011 (“Termination Date”). You further acknowledge that you have received your final paycheck, which includes your final wages and pay for any accrued but unused vacation or personal days through your last day of employment, less withholdings. The parties acknowledge that except as provided for in this Agreement, all benefits and perquisites of employment cease as of your last day of employment.

Further, within ten (10) days of your execution without revocation of this Agreement, the Company will provide you with the consideration in (i) below (“Severance Benefits”):

(i) a check in the amount of $60,000.00, which is equivalent to three (3) months;

You understand and agree that you are not entitled to any compensation, benefits, remuneration, accruals, contributions, reimbursements, bonus, option grant, vesting, or vacation or other payments from the Company other than those expressly set forth in this paragraph, and that any and all payments and benefits you may receive under this Agreement are subject to all applicable taxes and withholdings. You further understand and agree that your eligibility for any Severance Benefits is subject to your compliance with the terms and conditions of this Agreement.

In exchange for Severance Benefits, which you acknowledge exceed any amounts to which you otherwise may be entitled under the Company’s policies and practices or applicable law, you and your representatives completely release from, and agree to not file, cause to be filed or pursue against, the Company, its affiliated, related, parent or subsidiary companies, and its present and former directors, officers, and employees (the “Released Parties”) all claims of any kind, known and unknown, which you may now have or have ever had against any of them, or arising out of your relationship with any of them, including all claims for compensation and bonuses, attorneys’ fees, and all claims arising from your employment with the Company or the termination of your employment, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction (“Released Claims”). By way of example and not limitation, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the federal Worker Adjustment Retraining Notification Act (“WARN Act”) under 29 U.S.C. § 2102 et seq., the California WARN Act, California Labor Code § 1400 et seq., and the California Fair Employment and Housing Act (or any comparable law in any jurisdiction). Finally, you agree that with the exception of your final wages, all other payments and benefits referenced in this Agreement are in excess of any amounts to which you otherwise are legally entitled, and that these amounts shall be offset against any state or federal WARN Act (or other) notice or pay in lieu of notice obligation, if any, that the Company may be found to have in the future.

In this paragraph, we provide you with specific information required under the ADEA. You acknowledge that you have received and reviewed any and all information required, if any, by the Older Workers Benefit Protection Act pertaining to your termination from the Company. You agree that your release of claims in this Agreement includes a knowing and voluntary waiver of any rights you may have under the ADEA. You acknowledge that you have been given an opportunity to consider for twenty-one (21) days the terms of this Agreement, although you may sign beforehand, and that you are advised by the Company to consult with an attorney. You further understand that you can revoke your waiver of ADEA claims within seven (7) days of signing it, but that you will not be eligible for any Severance Benefits if you revoke your waiver. Revocation must be made by delivering a written notice of revocation to InvenSense, Attn: Human Resources at 1197Borregas Ave, Sunnyvale, CA 94089. You acknowledge and agree that for the revocation to be effective, the written notice must be received no later than the close of business (5:00 p.m. P.S.T.) on the seventh (7th) day after you sign this Agreement. This Agreement will become effective and enforceable on the eighth (8th) day following your execution of this. Agreement, provided you have not exercised your right to revoke this Agreement. You further agree that any change to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day review period.

You also agree that because this release specifically covers known and unknown claims, you waive your rights under Section 1542 of the California Civil Code or any other comparable statute of any jurisdiction, which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT TO THE DEBTOR.”

Notwithstanding the foregoing, the parties acknowledge and agree that you are not waiving or being required to waive any right that cannot be waived as a matter of law, including the right to file a charge with or participate in an investigation by a governmental administrative agency; provided, however, that you hereby disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation.

You further agree to maintain this Agreement and its contents in the strictest confidence and agree that you will not disclose the terms of this Agreement to any third party (other than your legal and financial advisors) without the prior written consent of the Company, unless otherwise required by law. You also agree that you will not make or publish, either orally or in writing, any disparaging statement regarding any Released Parties. The parties further agree that you will refer any third party reference requests to Human Resources, who will respond by confirming dates of employment and last position held.

You agree not to disclose any confidential or proprietary information or know-how belonging to the Company or acquired by you during your employment with the Company as described in your Company Proprietary Information and Inventions Agreement (“PIA”). You acknowledge that the PIA that you signed upon your hire remains in effect after your employment with the Company ends.

You and the Company further agree that the sole remedy for any and all disputes arising out of or based on the terms, interpretation, application, or alleged breach of this Agreement, including any of the Released Claims (“Arbitrable Claims”), shall be binding arbitration, which shall be conducted in Santa Clara County, California, before a single arbitrator, in accordance with the then applicable rules of the Judicial Arbitration and Mediation Service (“JAMS”) or by a non-JAMS process to which the parties may otherwise agree. By agreeing to arbitrate, the parties are waiving their respective rights to a jury trial with regard to any of the above-referenced claims.

This Agreement is the entire agreement and understanding between you and the Company concerning its subject matter, replaces and supersedes any and all prior agreements and understandings between us, and may only be amended in writing signed by you and an authorized representative of the Company. It is agreed that this Agreement shall be governed by the laws of the State of California. If any provision of this Agreement or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other person, places, and circumstances shall remain in full force and effect.

Finally, by your signature below, you acknowledge each of the following: (a) that you have read this Agreement or have been afforded every opportunity to do so; (b) that you are fully aware of the Agreement’s contents and legal effect; and (c) that you have chosen to enter into this Agreement freely, without coercion and based upon your own judgment and not in reliance upon any promises made by Company other than those contained in this Agreement.

AGREED:

/s/ Mark Voll	DATE:	1/31/2011
Mark Voll

/s/ Steve Nasiri	DATE:	1/17/2011
Steve Nasiri, President & CEO
InvenSense, Inc.

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